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                                  EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT



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                              ACCOUNTANTS' CONSENT





The Board of Directors
BankAtlantic Bancorp, Inc.:

         We consent to incorporation by reference in the registration statement on:

      FORM        REGISTRATION STATEMENT NUMBERS
      ----        ------------------------------

      S-3    333-72283; 333-38799; 333-24571; 333-23771; 333-05287;333-93139;

      S-8    333-73047; 333-68871; 333-58753; 333-57893; 333-56823;
             333-08025; 33-89378;333-87315; 333-82489

of BankAtlantic Bancorp, Inc. of our report dated January 20, 2000, relating to the Consolidated Statements of Financial Condition of BankAtlantic Bancorp, Inc. ( and subsidiaries) as of December 31, 1999, and 1998, and the related Consolidated Statements of Operations, Stockholders' Equity and Comprehensive Income, and Cash Flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of BankAtlantic Bancorp, Inc.



                                         /s/KPMG LLP


Ft. Lauderdale, Florida
March 27, 2000